PRESS RELEASE

FOR IMMEDIATE RELEASE

The Société des loteries vidéo du Québec extends relationship with Optimal Services Group Quebec provincial agency signs 5 year service contract

Montreal, Quebec, December 2, 2004 – Optimal Services Group Inc. (“Optimal Services Group”), a wholly-owned subsidiary of Optimal Group Inc. (NASDAQ:OPMR), announced today that it has concluded a five-year agreement with The Société des loteries vidéo du Québec Inc. (“SLVQ”). The SLVQ is a wholly-owned subsidiary of Loto-Quebec Inc., a provincial government organization responsible for developing games of chance and gambling in Quebec. Optimal Services Group will provide the SLVQ with inventory management, technical laboratory services, as well as, depot maintenance and repair services for their video lottery terminals.

“We are proud that the SLVQ selected us as their service provider, extending our existing business relationship,” stated Frank Alcaraz, Chief Operating Officer of Optimal Services Group. “We will continue to meet the SLVQ’s high standards in terms of quality, integrity and security, while providing value-added technical laboratory services,” concluded Mr. Alcaraz.

Optimal Services Group has, through the acquisition of assets of a predecessor company in 2003, been providing inventory management, depot maintenance and repair services to the SLVQ since 1994. The new agreement, which runs until 2009, expands upon the former agreement by including more specialized technical services.

“We are pleased to renew and expand our relationship with Optimal Services Group,” commented Mr. Michel Meloche, Director of Marketing of the SLVQ. “Optimal Services Group has proven their ability to meet our stringent requirements”, concluded Mr. Meloche.

About Optimal Group Inc.

Optimal Group Inc. is a leading payments and services company with operations throughout North America and the United Kingdom. Through Optimal Payments, we provide technology and services that businesses require to accept credit card, electronic check and direct debit payments. Optimal Payments processes credit card payments for internet businesses, mail-order/telephone-order and retail point-of-sale merchants, as well as processing checks and direct debits online and by phone. Through Optimal Services Group, we provide depot and field services to retail, financial services and other third-party accounts. For more information about Optimal, please visit the company’s website at www.optimalgrp.com.

About The Société des loteries vidéo du Québec Inc.

Created in 1993, the SLVQ was given the mandate of marketing and managing a vast network of video lottery terminals located in several establishments in Québec and to hand over the profits to the government. The SLVQ calls on the services of private-sector businesses to oversee day-to-day operations. The SLVQ operates over 14,000 video lottery terminals in over 3,000 establishments across Quebec. For more information about SLVQ, please visit the company’s website at www.slvq.com

David Schwartz
Vice-President, Investor Relations
Optimal Group Inc.
(514) 733-5403 ext. 1429
david@optimalgrp.com

Forward-Looking Statements:

Statements in this release that are "forward-looking statements" are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as the following: our ability to retain key personnel is important to our growth and prospects; we may be unable to find suitable acquisition candidates and may not be able to successfully integrate businesses that may be acquired into our operations; our contracts for hardware maintenance and repair outsourcing services may not be renewed or may be reduced; we rely upon certain customers for a substantial portion of our services revenues; our hardware maintenance and repair outsourcing services business is affected by computer industry trends; our hardware maintenance and repair outsourcing services business operates in a market subject to rapid technological change; our per incident hardware maintenance and repair outsourcing services revenues are variable; the failure of our systems could negatively impact our business and our reputation we operate in a highly competitive market and there is no assurance that we will be able to compete successfully against current or future competitors; we rely on single suppliers for some of our inventory; we may not be able to accurately predict our inventory requirements; our hardware maintenance and repair outsourcing services business may be subject to unforeseen difficulties in managing customers' equipment; our hardware maintenance and repair outsourcing services business may fail to price fixed fee contracts accurately; our payments business is at risk of loss due to fraud and disputes; our payments business may not be able to safeguard against security and privacy breaches in our electronic transactions; our payment system might be used for illegal or improper purposes; we must comply with credit card and check clearing association rules and practices which could impose additional costs and burdens on our payments business; we may not be able to develop new products that are accepted by our customers; the failure of our systems, the systems of third parties or the internet could negatively impact our business systems or our reputation; the legal status of internet gaming is uncertain and future regulation may make it costly or impossible to continue processing for gaming merchants; we face uncertainties with regard to lawsuits, regulations and similar matters; increasing government regulation of internet commerce could make it more costly or difficult to continue our payments business; we rely on strategic relationships and suppliers; it may be costly and/or time-consuming to enforce our rights with respect to assets held in foreign jurisdictions; our ability to protect our intellectual property is key to the future growth of our payments business; we operate in a competitive market for our products and services; we rely upon independent sales agents to retain and acquire our customers our business systems are based on sophisticated technology which may be negatively affected by technological defects and product development delays; our payments business relies upon encryption technology to conduct secure electronic commerce transactions; the ability of our payments business to process electronic transactions depends on bank processing and credit card systems; we are subject to exchange rate fluctuations between the U.S. and Canadian dollars; we may be subject to liability or business interruption as a result of unauthorized disclosure of merchant and cardholder data that we store; our business is subject to fluctuations in general business conditions; we may be subject to additional litigation stemming from our operation of the U-Scan self-checkout business.

For further information regarding risks and uncertainties associated with our business, please refer to the "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Legal Proceedings" and "Forward Looking Statements" sections of our annual report on Form 10-K and quarterly reports on Form 10-Q, filed with the SEC.

All information in this release is as of December 2, 2004. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in our expectations.